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                                  EXHIBIT 21.1

                 LIST OF SUBSIDIARIES OF TRIMARK HOLDINGS, INC.
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NAME OF SUBSIDIARY*                                JURISDICTION OF INCORPORATION
1.    TRIMARK TELEVISION, INC.                              Delaware

2.    TRIMARK PICTURES, INC.                                California

3.    CHEAP DATE, INC.                                      California

4.    PURPLE TREE PRODUCTIONS, INC.                         California

5.    LOVING GUN PRODUCTIONS, INC.                          California

6.    TRIMARK MUSIC                                         California

7.    WRITERS ON THE WAVE                                   California

8.    TRIMARK INTERACTIVE                                   California

9.    CINEMANOW, INC.                                       California
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*All subsidiaries are wholly owned, directly or indirectly by Trimark Holdings,
Inc. other than Trimark Interactive and CinemaNow, Inc., which are majority owned subsidiaries.